Exhibit 10.2

CONSENT

This Consent (this “Consent”) is made effective as of May 22, 2020 (the “Consent Effective Date”), by and among BENEFITFOCUS, INC., a Delaware corporation (the “Parent”), BENEFITFOCUS.COM, INC., a South Carolina corporation (“Benefitfocus.com”), and BENEFITSTORE, INC., a South Carolina corporation (“BenefitStore”, and together with the Parent and Benefitfocus.com, each individually, a “Borrower”, and collectively, the “Borrowers”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), and SILICON VALLEY BANK, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrowers, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of March 3, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”);

B. Parent plans to raise capital through the issuance of shares of Capital Stock (the “Financing”) pursuant to the terms of a Securities Purchase Agreement by and between BuildGroup LLC and Parent dated on or about May 22, 2020 (the “Purchase Agreement”).

C. The Capital Stock to be issued pursuant to the Purchase Agreement will be shares of preferred stock of Parent which will accrue a dividend at a rate of 8% per annum, payable in cash or in kind at the option of Parent (the “Preferred Stock);

D. Section 7.6 of the Credit Agreement restricts any Borrower from paying any cash dividend prior to the Discharge of Obligations;

E. Section 7.11 of the Credit Agreement restricts any Borrower from, subject to certain exceptions, paying fees to and otherwise entering into transactions with Affiliates;

F. Sections 7.10 and 7.20 of the Credit Agreement restrict any Borrower from amending certain terms of its Preferred Stock and, to the extent adverse to Administrative Agent or the Lenders in any material respect, its organizational documents;

G. The Borrowers have requested that the Administrative Agent and the Lenders consent to Parent’s (i) payment of cash dividends on the Preferred Stock issued in the Financing notwithstanding the provisions of Section 7.6 of the Credit Agreement, (ii) entering into transactions and payment of certain fees pursuant to Section 4(e) of the Purchase Agreement notwithstanding the provisions of Section 7.11 of the Credit Agreement, (iii) reduced Liquidity thresholds with respect to certain other Restricted Payment conditions, and (iv) amendment of certain terms of its Preferred Stock and its organizational documents notwithstanding the provisions of Sections 7.10 and 7.20 of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Consent.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Administrative Agent, the Lenders, and the Borrowers agree as follows:

1. Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Credit Agreement.

2. Consent.

2.1 Subject to the execution and delivery of this Consent and the satisfaction of the conditions precedent specified herein, the Administrative Agent and the Lenders hereby consent to (i) Parent’s payment of cash dividends on the Preferred Stock issued in the Financing pursuant to the Purchase Agreement (as delivered pursuant to Section 3.5 herein or otherwise amended with the consent of the Administrative Agent to the extent such consent is required by Section 3.5) notwithstanding the provisions of Section 7.6 of the Credit Agreement, (ii) Parent’s payment of fees on the Preferred Stock issued in the Financing pursuant to the Purchase Agreement (as delivered pursuant to Section 3.5 herein or otherwise amended with the consent of the Administrative Agent) notwithstanding the provisions of Section 7.11 of the Credit Agreement; provided that after giving pro forma effect to any such payment in clause (i) or (ii), (1) the Borrower shall be in compliance with the then applicable financial covenants set forth in Section 7.1 of the Credit Agreement as of the end of the most recently ended quarter for which financial statements are required to be delivered prior to such payment, and the Borrower shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent evidencing compliance with the requirements set forth herein, and (2) immediately before and after giving effect to such payment, the Loan Parties shall have Liquidity of at least $45,000,000, (iii) a reduction of the Liquidity thresholds set forth in Section 7.6(d) of the Credit Agreement from $50,000,000 to $45,000,000, and (iv) Parent’s amendment of its Certificate of Incorporation by filing a Certificate of Designations with the Delaware Secretary of State to establish the rights and preferences of the Preferred Stock to be issued in the Financing and Parent’s entering into and consummation of the transactions contemplated by the Purchase Agreement and all other related agreements to be executed into in connection therewith notwithstanding the provisions of Sections 7.10, 7.11 and 7.20 of the Credit Agreement.

2.2 The consent set forth in this Consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to or waiver of any other provision of the Credit Agreement or as a consent to or waiver of any other breach, Default or Event of Default under the Credit Agreement or the other Loan Documents, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Credit Agreement and the other Loan Documents, (c) except as consented to hereby or waived hereunder, be deemed a consent to or waiver of any transaction or future action on the part of the Loan Parties requiring any Lender’s consent or approval under the Credit Agreement or the other Loan Documents, or (d) except as consented to hereby or waived hereunder, be deemed or construed to be a consent, waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

3. Conditions Precedent to Effectiveness. This Consent shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of (and in form and substance satisfactory to, as applicable) the Administrative Agent (such date, the “Consent Effective Date”):

3.1 This Consent shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

3.2 All necessary consents and approvals to this Consent shall have been obtained by the Loan Parties.

3.3 No Default or Event of Default shall have occurred and be continuing immediately after giving effect to this Consent.

3.4 After giving effect to this Consent and subject to the qualifications set forth in Section 5.1, each of the representations and warranties herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the Consent Effective Date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

3.5 The Administrative Agent shall have received a substantially final copy of the Purchase Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent; provided, that the Purchase Agreement may not be amended or modified from and after the date hereof if any such amendment or modification could reasonably be expected to be materially adverse to the interest of the Secured Parties.

4. Limitation of Consent.

4.1 The consent set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

4.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce the Administrative Agent and the Required Lenders to enter into this Consent, the Borrowers hereby represent and warrant as follows:

5.1 Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), it being understood and agreed that the Borrowers are not required to update Schedules to the Loan Documents except to reflect material changes in the information contained therein since the date on which such Schedules were most recently updated, and (b) no Event of Default has occurred and is continuing;

5.2 Each Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Credit Agreement;

5.3 The execution and delivery by each Borrower of this Consent and the performance by such Borrower of its obligations under the Credit Agreement have been duly authorized;

5.4 The execution and delivery by each Borrower of this Consent and the performance by each Borrower of its obligations under the Credit Agreement do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

5.5 The execution and delivery by each Borrower of this Consent and the performance by such Borrower of its obligations under the Credit Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

5.6 This Consent has been duly executed and delivered by each Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Consent and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent), in each case, as set forth in Section 10.5 of the Credit Agreement.

7. No Defenses of Borrowers. Each Borrower hereby acknowledges and agrees that such Borrower has no offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and such Borrower hereby RELEASES the Administrative Agent and each Lender from any liability thereunder.

8. Integration. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.

9. Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effect on Loan Documents.

10.1 The consent set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. The Borrowers, on behalf of each Loan Party, hereby ratify and reaffirm the Borrowers’ obligations under the Credit Agreement and each Loan Party’s obligations under each other Loan Document to which it is a party and agree that none of the provisions of this Consent shall impair any Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. The Borrowers, on behalf of each Loan Party, hereby further ratify and reaffirm the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledge that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. The Borrowers, on behalf of each Loan Party, acknowledge and agree that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledge as of the date hereof that no Loan Party has any defenses to enforcement of the Loan Documents. The Borrowers, on behalf of each Loan Party, waive any and all defenses to enforcement of the Credit Agreement and each other Loan Document that might otherwise be available as a result of this Consent. To the extent any terms or provisions of this Consent conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Consent shall control.

10.2 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Consent, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement after giving effect to this Consent.

10.3 This Consent is a Loan Document.

11. Acknowledgement of Obligations. The Loan Parties acknowledge that on and as of the Consent Effective Date, all Obligations are payable without defense, offset, counterclaim or recoupment. Each of the Loan Parties, the Administrative Agent, the Issuing Lender and Swingline Lender and each other Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and the Borrower acknowledges and agrees that their Obligations under the Credit Agreement are not impaired in any respect by this Consent.

12. Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and general principles of equity) of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

13. Severability. The provisions of this Consent are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Consent in any jurisdiction.

14. Choice of Law. Section 10.13 and Section 10.14 of the Credit Agreement are hereby incorporated by reference in their entity mutatis mutandis.

15. Electronic Signatures. The words “execution,” “signed,” “signature” and words of like import in any this Consent or any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BORROWERS:

BENEFITFOCUS.COM, INC.		BENEFITFOCUS, INC.

By	/s/ Stephen M. Swad	By	/s/ Stephen M. Swad
Name:	Stephen M. Swad	Name:	Stephen M. Swad
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BENEFITSTORE, INC.

		By	/s/ Stephen M. Swad
		Name:	Stephen M. Swad
		Title:	Chief Financial Officer

[Signature page to Consent]

SILICON VALLEY BANK,
as Administrative Agent, Issuing Lender,
Swingline Lender, and Lender

By	/s/ William Deevy
Name:	William Deevy
Title:	Director

[Signature page to Consent]